INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Broad National Bancorporation:


We consent to incorporation by reference in the Registration Statement No. 33-28183 on Form S-8 of Broad National Bancorporation of our report dated January 18, 1996, except as to
Note 14, which is as of February 2, 1996 relating to the consolidated statements of condition of Broad National Bancorporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of Broad National Bancorporation.

Our report refers to a change in accounting for certain investments in debt and equity securities in 1994 and accounting for income taxes in 1993.


                                   /s/  KPMG Peat Marwick LLP
                                     KPMG Peat Marwick LLP

Short Hills, New Jersey
March 27, 1996